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                                                                    Exhibit 3(b)


                                    BY-LAWS

                                       OF

                          JLK DIRECT DISTRIBUTION INC.

                             DATED: APRIL 28, 1997


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                               TABLE OF CONTENTS

SECTION                                                                  PAGE
1. SHAREHOLDERS............................................................1
         1.1 ANNUAL MEETING................................................1
         1.2 SPECIAL MEETINGS..............................................1
         1.3 PLACE OF MEETING..............................................1
         1.4 NOTICE........................................................1
         1.5 QUORUM........................................................1
         1.6 ADJOURNMENTS..................................................2
         1.7 ACTION BY SHAREHOLDERS........................................2
         1.8 VOTING RIGHTS OF SHAREHOLDERS.................................2
         1.9 PROXIES.......................................................2
         1.10 VOTING LIST..................................................2
         1.11 NOMINATING AND PROPOSAL PROCEDURES...........................2
         1.12 ORDER OF BUSINESS............................................4
         1.13 ELECTION OF DIRECTORS........................................4
         1.14 JUDGES OF ELECTION...........................................4

2. BOARD OF DIRECTORS......................................................4
         2.1 GENERAL.......................................................4
         2.2 NUMBER, QUALIFICATIONS, TERM OF OFFICE........................4
         2.3 ELECTION AND CLASSIFICATION...................................4
         2.4 VACANCIES.....................................................5
         2.5 NOMINATIONS...................................................5
         2.6 REMOVAL AND RESIGNATION.......................................5
         2.7 REGULAR AND SPECIAL MEETINGS..................................5
         2.8 NOTICE OF MEETINGS............................................5
         2.9 QUORUM OF AND ACTION BY DIRECTORS.............................5
         2.10 OTHER POWERS.................................................6

3. COMMITTEES OF THE BOARD.................................................6

4. OFFICERS................................................................6
         4.1 ELECTION OF OFFICERS AND BOARD CHAIRMAN.......................6
         4.2 REMOVAL; RESIGNATION; BOND....................................6
         4.3 CHAIRMAN OF THE BOARD.........................................7
         4.4 PRESIDENT.....................................................7
         4.5 VICE PRESIDENTS...............................................7
         4.6 SECRETARY.....................................................7
         4.7 TREASURER.....................................................7
         4.8 DELEGATION OF DUTIES..........................................8
         4.9 CONTRACTS.....................................................8

5. SHARE CERTIFICATES AND TRANSFERS........................................8
         5.1 SHARE CERTIFICATES............................................8
         5.2 TRANSFER OF SHARES............................................8
         5.3 REGISTRAR, TRANSFER AGENT, AUTHENTICATING TRUSTEE.............9


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
SECTION                                                                  PAGE
         5.4 LOST, DESTROYED OR STOLEN CERTIFICATES........................9
         5.5 DETERMINATION OF SHAREHOLDERS OF RECORD.......................9

6. MANNER OF GIVING NOTICE, WAIVER OF NOTICE, ACTION WITHOUT MEETING,
         MEETINGS BY CONFERENCE TELEPHONE AND MODIFICATION OF PROPOSALS....9
         6.1 MANNER OF GIVING NOTICE.......................................9
         6.2 WAIVER OF NOTICE..............................................9
         6.3 ACTION BY CONSENT............................................10
         6.4 MEETINGS BY MEANS OF CONFERENCE TELEPHONE....................10
         6.5 MODIFICATION OF PROPOSALS....................................10

7. CERTAIN SHAREHOLDER RIGHTS.............................................10
         7.1 INSPECTION OF CORPORATE RECORDS..............................10

8. PERSONAL LIABILITY, INDEMNIFICATION AND INSURANCE......................10
         8.1 PERSONAL LIABILITY OF DIRECTORS..............................10
         8.2 INDEMNIFICATION OF DIRECTORS AND OFFICERS....................11

9. GENERAL PROVISIONS.....................................................12
         9.1 REGISTERED OFFICE............................................12
         9.2 OTHER OFFICES................................................12
         9.3 CORPORATE SEAL...............................................12
         9.4 FISCAL YEAR..................................................12
         9.5 AMENDMENT OF BY-LAWS.........................................12

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                                    BY-LAWS

                                       OF

                          JLK DIRECT DISTRIBUTION INC.

                                1. SHAREHOLDERS

         1.1  ANNUAL MEETING.

         An annual meeting of the shareholders shall be held in each calendar year, on such date as may be fixed by the board of directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state where the meeting is to be held, such meeting shall be held on the next succeeding business day.

         1.2  SPECIAL MEETINGS.

         Special meetings of the shareholders may be called as set forth in Article Eighth of the articles of incorporation and at any time by the chairman of the board, the president or by the board of directors. Upon written request of any person who has duly called a special meeting, the secretary shall fix the time of the meeting to be held at such time as the secretary may fix. If the secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

         1.3  PLACE OF MEETING.

         All meetings of the shareholders shall be held at the registered office of the Corporation or at such other place, within or without the Commonwealth of Pennsylvania, as may be designated by the board of directors from time to time.

         1.4  NOTICE.

         Except as provided in Section 1.6 of these by-laws, written notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary or other authorized person or, if he or she neglects or refuses to do so, may be given by the person or persons calling the meeting, to each shareholder of record entitled to vote at the meeting, at least five (5) days prior to the day named for the meeting, unless a greater period of notice is required by statute in the particular case. The notice of meeting shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted, and, if applicable, the notice shall state that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the by-laws in which case the notice shall include, or be accompanied by, a copy of the proposed amendment or a summary of the changes to be effected thereby.

         1.5  QUORUM.

         A shareholders meeting duly called shall not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on such matter. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine. Those shareholders entitled

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to vote who attend a meeting called for the election of directors that has previously been adjourned for lack of a quorum, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of electing directors. In other cases, those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of absence of a quorum, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting, provided that the notice of the meeting states that those shareholders who attend such adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter set forth in the notice.

         1.6  ADJOURNMENTS.

         Adjournment or adjournments of any annual or special meeting of shareholders, including one at which directors are to be elected, shall be taken for such period or periods as the presiding officer of the meeting or the shareholders present in person or by proxy and entitled to vote shall direct. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

         1.7  ACTION BY SHAREHOLDERS.

         Whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class thereon, except where a different vote is required by law or the articles or these by-laws.

         1.8  VOTING RIGHTS OF SHAREHOLDERS.

         The voting rights of the shareholders of the Corporation are set forth in Article Fourth of the articles of the incorporation.

         1.9  PROXIES.

         Every proxy shall be executed in writing by the shareholder, or by his duly authorized attorney in fact, and shall be filed with the secretary of the Corporation before being voted.

         1.10 VOTING LIST.

         The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the Corporation has 5,000 or more shareholders, in lieu of the making of the list the Corporation may make the information available at the meeting by any other means. Failure to comply with the requirements of this by-law shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote there at to examine the list.

         1.11 NOMINATING AND PROPOSAL PROCEDURES.

              (a) Without limiting any other notice requirements imposed by law, the articles of incorporation or these by-laws, any nomination for election to the board of directors by any shareholder (other than Kennametal Inc. ("Kennametal") prior to the Control Termination Date (as defined in the articles of

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incorporation)) at an annual or special meeting of the shareholders will be properly presented only if written notice of such shareholder's intent to make such nomination (the "Nomination Notice") has been personally delivered to and otherwise in fact received by the secretary of the Corporation not later than at least 60 days in advance of the meeting of the shareholders at which such election is to be held (or if less than 60 days' notice or prior public disclosure of the date of such meeting is given, not later than ten (10) days after the date of mailing of notice or the date of such public disclosure, whichever occurs first).

              (b) The Nomination Notice is required to set forth the following information: (i) the name and address of the shareholder who intends to make the nominations(s) and of the person(s) to be nominated; (ii) the class, series and number of shares of the Corporation's capital stock owned by such shareholder and a representation that the shareholder is a holder of record of such stock of the Corporation and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (iii) a description of all arrangements or understandings between such shareholder and any other person(s) (naming such person(s)) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "SEC") had the nominee been nominated by the board; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. Within fifteen (15) days following the receipt by the Secretary of the Nomination Notice, the Board of Directors or a committee of the Board of Directors shall advise the shareholder desiring to make such nomination(s) and the Secretary of the Corporation in writing of any deficiencies in the Nomination Notice and of any additional information the Corporation requires in order to determine the eligibility of the proposed nominee. A shareholder who has been notified of deficiencies in the Nomination Notice and/or of the need for additional information shall cure such deficiencies and/or provide such additional information within fifteen (15) days after receipt of the notice of such deficiencies and/or the need for additional information. The chairman of the meeting may, in his or her sole discretion, refuse to acknowledge a nomination presented by any person (other than Kennametal prior to the Control Termination Date) that does not comply with the foregoing procedure, and upon his or her instructions, all votes cast for such nominee or with respect to such proposal may be disregarded.

              (c) To bring business before an annual or special meeting of shareholders, a shareholder (other than Kennametal prior to the Control Termination Date) must provide written notice of the proposed business (the "Proposal Notice") to the secretary of the Corporation at least 60 days in advance of such meeting; provided further, however, that if less than 60 days' notice or prior public disclosure of the date of such annual or special meeting is given, a shareholder (other than Kennametal prior to the Control Termination
Date) must provide the Proposal Notice to the secretary of the Corporation not later than ten (10) days after the date of mailing of such notice or the date of such public disclosure, whichever occurs first.

              (d) Each such notice shall set forth: (i) the name and address of the shareholder proposing such business; (ii) a brief description of such business; (iii) the class, series and number of shares of the Corporation's capital stock owned by such shareholder; (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (naming such person or persons) in connection with such business or any special interest such shareholder may have in connection with such business; (v) all other information as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had proxies been solicited with respect to such business by the board; and (vi) a representation that the shareholder is a shareholder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy in order to present such proposal. If the Corporation receives notice from a shareholder pursuant to this Section 1.11(c) and (d) and such notice, in the judgment of the board of directors, fails to comply with the requirements set forth in this
Section 1.11(c) and (d) in any respect, then the Corporation shall notify the shareholder of the deficiencies of such notice within ten (10) days of the Corporation's receipt of such notice. Commencing on the day of receipt of the deficiency notification from the Corporation, the shareholder shall have ten
(10) days to cure all deficiencies and provide the Corporation with notice which conforms to the requirements of this Section 1.11(c) and (d).

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         1.12 ORDER OF BUSINESS.

         All meetings of the shareholders shall be called to order and presided over by the chairman of the board or the president, or in their absence, by a vice president, or in his absence, by the secretary, and if none of these be present, by a chairman of the meeting elected by the shareholders.

         1.13 ELECTION OF DIRECTORS.

         The procedures for election of the directors of the Corporation are set forth in Article Fourth of the articles of the incorporation.

         1.14 JUDGES OF ELECTION.

         In advance of any meeting of shareholders, the board of directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder or of any shareholder's proxy shall, make such appointment at the meeting. The number of judges shall be one (1) or three (3). No person who is a candidate for office to be filled at the meeting shall act as a judge. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof. The judge or judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, shall receive votes or ballots, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and determine the result and shall do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judge or judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the presiding officer of the meeting, or of any shareholder or proxy of any shareholder, the judge or judges shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

                             2. BOARD OF DIRECTORS

         2.1  GENERAL.

         All powers vested by law in the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors.

         2.2  NUMBER, QUALIFICATIONS, TERM OF OFFICE.

         The board of directors of the Corporation shall consist of at least five (5) and not more than twelve (12) directors, the exact number to be set from time to time by resolution of the board of directors. Each director shall be a natural person of full age but need not be a resident of Pennsylvania or a shareholder of the Corporation. Each director shall hold office until the expiration of the term for which he or she was selected and until said director's successor has been selected and qualified or until said director's earlier death, resignation or removal.

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         2.3  ELECTION AND CLASSIFICATION.

         Except as provided in Section 2.4 hereof, directors of the Corporation shall be elected only as set forth in the articles of incorporation.

         2.4  VACANCIES.

         Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, and each person so selected shall be a director to serve for the balance of the unexpired term and until his or her successor has been selected and qualified or until his or her earlier death, resignation or removal. When one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

         2.5  NOMINATIONS.

         Nominations for election to the board of directors may be made by the board of directors or by any shareholder of the Corporation entitled to notice of, and to vote at, any meeting called for the election of directors. Nominations other than those made by or on behalf of the board of directors of the Corporation shall be made in accordance with Section 1.11(a) and (b).

         2.6  REMOVAL AND RESIGNATION.

              (a) REMOVAL BY ACTION OF THE SHAREHOLDERS. The entire board of directors or any individual director may be removed from office by the shareholders only as set forth in Article Ninth of the articles of incorporation.

              (b) RESIGNATION. Any director may resign at any time from his or her position as a director of the Corporation upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation. The acceptance of a resignation shall not be required to make it effective.

         2.7  REGULAR AND SPECIAL MEETINGS.

         The board of directors shall hold a meeting without other notice immediately after the annual meeting of the shareholders and other meetings at such times and places as it may determine. Special meetings of the board may be called by the chairman of the board, the president or any two (2) directors. Meetings of the board of directors may be held at such places within the Commonwealth of Pennsylvania or elsewhere as a majority of the directors may from time to time determine.

         2.8  NOTICE OF MEETINGS.

         No further notice of any annual or regular meeting of the board of directors need be given. Written notice, or oral notice with written confirmation no later than the date of the meeting, of each special meeting of the board of directors, specifying the place, day and hour of the meeting, shall be given to each director at least 48 hours before the time set for the meeting. When a meeting of directors is adjourned, notice need not be given of the adjourned meeting other than by announcement at the meeting at which the adjournment is made.

         2.9  QUORUM OF AND ACTION BY DIRECTORS.

         A majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of directors present and voting at a meeting at which a quorum is present shall be the

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acts of the board of directors. If at any meeting a quorum shall not be present, the meeting may be adjourned from time to time until a quorum shall be present.

         2.10 OTHER POWERS.

         In addition to the powers and authorities expressly conferred by these by-laws, the board of directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the articles of incorporation or these by-laws directed or required to be exercised or done by the shareholders.

                           3. COMMITTEES OF THE BOARD

         The board of directors may from time to time, by resolution adopted by a majority of the directors in office, designate one or more committees, each committee to consist of two (2) or more of the directors of the Corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee to the extent provided in the designating resolution of the board of directors shall have and exercise the authority of the board of directors in the management of the business and affairs of the Corporation, except that a committee shall not have any power or authority as to: (i) the submission to shareholders of any action requiring the approval of shareholders pursuant to the Pennsylvania Business Corporation Law of 1988, as it may hereafter be amended ("PBCL"); (ii) the creation or filling of vacancies in the board of directors; (iii) the adoption, amendment or repeal of the by-laws; (iv) the adoption, amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board; or (v) action on matters committed by the by-laws or resolution of the board to another committee of the board. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Each committee of the board shall serve at the pleasure of the board. Unless the board of directors provides otherwise by resolution, each committee shall conduct its business and take action in the same manner as the board conducts its business pursuant to the articles of incorporation and these by-laws.

                                  4. OFFICERS

         4.1  ELECTION OF OFFICERS AND BOARD CHAIRMAN.

         The board of directors shall elect a chairman of the board, a president, one (1) or more vice presidents, a secretary and a treasurer. The board shall also from time to time elect such other officers and agents as it deems necessary or advisable. The chairman of the board must be selected from among the members of the board of directors, but the president and other officers may or may not be directors. Unless sooner removed by the board of directors, all officers shall hold office for the terms fixed by the board and until their successors are elected and qualified or until their earlier death or resignation. Any two (2) or more offices may be held by the same person, except the offices of president and secretary, but in no case shall the same person act in the same matter in two (2) such official capacities. At the time of the election of the chairman of the board, the board of directors shall specify whether or not the individual so elected shall serve in the capacity of an officer-employee entitled to receive a salary or in the capacity of a director entitled to receive only director's fees and allowances.

         4.2  REMOVAL; RESIGNATION; BOND.

              (a) REMOVAL. Any officer or agent of the Corporation may be removed by the board of directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the

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

person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. The board of directors shall have power to fill any vacancies in any office occurring in any manner.

              (b) RESIGNATION. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

              (c) BOND. The Corporation may secure the fidelity of any or all of its officers by bond or otherwise.

         4.3  CHAIRMAN OF THE BOARD.

         The chairman of the board shall preside at all meetings of the shareholders and of the directors at which he or she is present and shall have such authority and perform such duties as the board of directors may from time to time designate.

         4.4  PRESIDENT.

         The president shall be the chief executive officer, shall be responsible for directing the implementation of the general policies and procedures of the Corporation, shall have general and active management of the Corporation's business, and shall perform the usual duties incident to the office of president or chief executive officer as required by law, the articles of incorporation or these by-laws, and such other duties as may be assigned to him or her from time to time by the board of directors. Except when prohibited by law or regulation, he or she shall be ex-officio a member of all committees of the board of directors.

         4.5  VICE PRESIDENTS.

         Any vice president shall perform such duties as shall be assigned to him or her by the board of directors or the president, and in the absence or disability of the president, the senior most vice president shall perform the duties of the president.

         4.6  SECRETARY.

         The secretary shall: (i) keep or cause to be kept the minutes of all meetings of the shareholders, the board of directors, and any committees of the board of directors in one or more books kept for that purpose; (ii) have custody of the corporate records, stock books and stock ledgers of the Corporation; (iii) keep or cause to be kept a register of the address of each shareholder, which address has been furnished to the secretary by such shareholder; (iv) see that all notices are duly given in accordance with law, the articles and these by-laws; and (v) in general perform all the usual duties incident to the office of secretary and such other duties as may be assigned to him or her by the board of directors or the president. The secretary may delegate any of his or her duties to any management officer or to any duly elected or appointed assistant secretary and may delegate custody of the Corporation's stock books, stock ledgers, shareholder lists and the like to a duly appointed stock transfer agent and/or registrar or, in the case of records regarding debt instruments, to an indenture or bond trustee, registrar or similar entity.

         4.7  TREASURER.

         The treasurer shall: (i) have custody of all funds and securities of the Corporation; (ii) keep, or cause to be kept, complete and accurate accounts of receipts and disbursements in books kept for that purpose; (iii) deposit or cause to be deposited in the name and to the credit of the Corporation, in such depositories as the board of directors shall designate, all monies and other valuable effects of the Corporation not otherwise employed; (iv) as directed by the board of directors or the president, disburse monies of the Corporation, taking proper vouchers for such disbursements, and render to the president and board of directors an account of all of his or her transactions as treasurer and of the financial condition of the Corporation; (v) have charge of the accounting of the Corporation; and (vi) in general perform all the usual duties incident to the office of treasurer and such other duties as may be assigned to him or her by the board of directors or the president. The treasurer shall also be ex-officio an assistant secretary of the Corporation.

         4.8  DELEGATION OF DUTIES.

         In case of the absence or disability of any officer of the Corporation, or if it is deemed expedient and desirable so to do, the board of directors or the president may delegate the powers or duties of any officer to any other officer or director for such time or period as may be specified.

         4.9  CONTRACTS.

         All promissory notes, drafts, bills of exchange or other negotiable instruments shall be signed by the president or a vice president and the secretary or the treasurer, or by such officer or officers or such other person or persons as the board of directors may from time to time designate. All other written contracts shall be signed by the president or a vice president, or by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                      5. SHARE CERTIFICATES AND TRANSFERS

         5.1  SHARE CERTIFICATES.

         Share certificates shall be in such form as the board of directors may from time to time determine or may from time to time authorize the officer(s) of the Corporation to determine. Every share certificate shall be signed by the president or a vice president and countersigned by the treasurer or by the secretary or assistant secretary, and may be sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed.

         5.2  TRANSFER OF SHARES.

         Shares of the Corporation shall, upon the surrender and cancellation of the certificate or certificates representing the same, be transferred upon the books of the Corporation at the request of the holder thereof named in the surrendered certificate or certificates, in person or by his legal representative, or by his attorney duly authorized by written power of attorney filed with the Corporation or its transfer agent.

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



         5.3  REGISTRAR, TRANSFER AGENT, AUTHENTICATING TRUSTEE.

         The board of directors may appoint a transfer agent or transfer clerk or a registrar of transfers, or both, and it may require all stock certificates to bear the signature of either or both. The board of directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

         5.4  LOST, DESTROYED OR STOLEN CERTIFICATES.

         If the registered owner of a share certificate claims that the security has been lost, destroyed or wrongfully taken, another may be issued in lieu thereof in such manner and upon such terms as the board of directors may authorize and shall be issued in place of the original security, in accordance with 13 Pa. C.S. Section 8405(2).

         5.5  DETERMINATION OF SHAREHOLDERS OF RECORD.

         The board of directors may fix a time, not more than seventy (70) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, or the date fixed for any other matter, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, or entitled to receive or take action with respect to any other matter. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to receive or take action with respect to any other matter, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.

                          6. MANNER OF GIVING NOTICE,
                   WAIVER OF NOTICE, ACTION WITHOUT MEETING,
                      MEETINGS BY CONFERENCE TELEPHONE AND
                           MODIFICATION OF PROPOSALS

         6.1  MANNER OF GIVING NOTICE.

         Whenever written notice is required to be given to any person under the PBCL, the articles of incorporation or these by-laws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to the shareholder's address (or to the shareholder's telex, TWX, or facsimile number) appearing on the books of the Corporation or, in the case of directors, supplied by the director to the Corporation for the purpose of notice. Notice sent by mail, by telegraph or by courier service shall be deemed to have been given when deposited in the United States mail or with a telegraph office or courier service for delivery or, in the case of telex, TWX or facsimile, when dispatched.

         6.2  WAIVER OF NOTICE.

         Whenever any written notice is required to be given under the PBCL, the articles of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to the notice,

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

whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of the meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

         6.3  ACTION BY CONSENT.

              (a) The procedure for action by consent of the shareholders shall be as set forth in Article Seventh of the articles of incorporation.

              (b) Any action which may be taken at a meeting of the directors, or of any committee of directors, may be taken without a meeting, if a consent in writing setting forth the action so taken shall be signed by all of the directors, or by all of the members of such committee, as the case may be, and shall be filed with the secretary of the Corporation.

         6.4  MEETINGS BY MEANS OF CONFERENCE TELEPHONE.

         One or more directors may participate in a meeting of the board or of a committee of the board, and the board of directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more persons may participate in a meeting of the shareholders of the Corporation, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

         6.5  MODIFICATION OF PROPOSALS.

         Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given by statute, the articles of incorporation or these by-laws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

                         7. CERTAIN SHAREHOLDER RIGHTS

         7.1  INSPECTION OF CORPORATE RECORDS.

         Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the Corporation at its registered office in Pennsylvania or at its principal place of business wherever situated.


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

              8. PERSONAL LIABILITY, INDEMNIFICATION AND INSURANCE

         8.1  PERSONAL LIABILITY OF DIRECTORS.

         The personal liability of directors shall be limited as set forth in Article Tenth of the articles of incorporation.

         8.2  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              (a) RIGHT TO INDEMNIFICATION.

              Except as otherwise provided below, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") and whether or not by or in the right of the Corporation or otherwise, by reason of the fact that he or she, or a person of whom he or she is the heir, executor or administrator, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or trustee, or in any other capacity while serving as a director or officer or trustee, shall be indemnified and held harmless by the Corporation against all reasonable expenses, including attorneys' fees, and any liability and loss, including judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement, incurred or paid by such person in connection therewith; provided, however, that such person shall not be entitled to indemnification hereunder if the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness; and provided, further, that except with respect to the enforcement of claims described in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of the final disposition thereof; provided, however, that to the extent required by law, the payment of such expenses incurred by an officer or director in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that he or she is not entitled to be indemnified under this section or otherwise. The right to indemnification, including the right to the advancement of expenses, provided herein shall be a contract right and shall continue as to a person who has ceased to be a director or officer or trustee, and shall inure to the benefit of the heirs, executors and administrators of such person.

              (b) RIGHT OF CLAIMANT TO BRING SUIT.

              If a claim under paragraph (a) of this section is not paid in full by the Corporation within forty-five (45) days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

              (c) NON-EXCLUSIVITY OF RIGHTS.

              The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred by this
Section 8 shall not be exclusive of any other rights to which a person seeking indemnification or advancement of expenses hereunder may be entitled under any by-law, agreement, vote of shareholders or directors, applicable law or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding that office, the Corporation having the express authority to enter into such agreements as the board of directors deems appropriate for the indemnification and advancement of expenses to present or future directors and officers of the Corporation.

              (d) FUNDING.

              The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this by-law or otherwise.

                             9. GENERAL PROVISIONS

         9.1  REGISTERED OFFICE.

         The initial registered office of the Corporation is set forth in Article Second of the articles of incorporation. The principal place of business of the Corporation may be, but need not be, the same as the registered office. The address of the registered office may be changed from time to time by the board of directors.

         9.2  OTHER OFFICES.

         The Corporation may have additional offices and places of business in such places, within or without the Commonwealth of Pennsylvania, as the board of directors may designate or as the business of the Corporation may require.

         9.3  CORPORATE SEAL.

         The Corporation may have a corporate seal which shall have inscribed thereon the name of the Corporation, the year of organization, and the words "Corporate Seal - Pennsylvania" or such inscription as the board of directors may determine. The seal may be used by causing it or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

         9.4  FISCAL YEAR.

         The fiscal year of the Corporation shall end on the 30th day of June in each year.

         9.5  AMENDMENT OF BY-LAWS.

         These by-laws may be amended or repealed, and new by-laws may be adopted, by the board of directors, regardless of whether the shareholders have previously adopted or approved the by-law being amended or repealed, except where the power to repeal, adopt or amend a by-law on any subject is expressly committed to the shareholders by the PBCL and subject always to the power of the shareholders to change any action taken by the board. Any change in the by-laws shall take effect when adopted unless otherwise provided in the resolution effecting the change. Any action required or permitted to be taken with respect to these by-laws by the shareholders shall be taken only by the affirmative vote of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon, and this provision may itself be amended, modified or repealed only by said affirmative vote of shareholders.

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